INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-83708 of Pamida Holdings Corporation on Form S-8 of our reports dated March 7, 1997 (March 17, 1997 as to Note E) appearing in this Annual Report on Form 10-K of Pamida Holdings Corporation for the year ended February 2, 1997.




/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 29, 1997